EXHIBIT A
         To the Expense Limitation Agreement Dated May 1, 2004, between
                   USAllianz Variable Insurance Products Trust
         (now Allianz Variable Insurance Products Trust) and USAllianz
                 Advisers, LLC (now Allianz Life Advisers, LLC)

                  EFFECTIVE MAY 1, 2006, THROUGH APRIL 30, 2008

                        Amended November 29, 2006                     EXPENSE
NAME OF FUND                                                        LIMITATION
AZL AIM Basic Value Fund.........................................      1.20%
AZL AIM International Equity Fund................................      1.45%
AZL Columbia Technology Fund.....................................      1.35%
AZL Davis NY Venture Fund........................................      1.20%
AZL Dreyfus Founders Equity Growth Fund..........................      1.20%
AZL Dreyfus Premier Small Cap Value Fund.........................      1.35%
AZL First Trust Target Double Play Fund..........................      0.79%*
AZL Franklin Small Cap Value Fund................................      1.35%
AZL Jennison 20/20 Focus Fund....................................      1.20%
AZL Jennison Growth Fund.........................................      1.20%
AZL LMP Large Cap Growth Fund....................................      1.20%
AZL LMP Small Cap Growth Fund....................................      1.35%
AZL Legg Mason Growth Fund.......................................      1.30%
AZL Legg Mason Value Fund........................................      1.20%
AZL Money Market Fund............................................      0.87%
AZL Neuberger Berman Regency Fund................................      1.30%
AZL OCC Opportunity Fund.........................................      1.35%
AZL OCC Renaissance Fund.........................................      1.30%
AZL OCC Value Fund...............................................      1.20%
AZL Oppenheimer Developing Markets Fund..........................      1.65%
AZL Oppenheimer Global Fund......................................      1.39%**
AZL Oppenheimer International Growth Fund........................      1.45%
AZL Oppenheimer Main Street Fund.................................      1.20%
AZL PIMCO Fundamental IndexPLUS Total Return Fund................      1.20%
AZL TargetPLUS Equity Fund.......................................      0.79%*
AZL Van Kampen Aggressive Growth Fund............................      1.30%
AZL Van Kampen Comstock Fund.....................................      1.20%
AZL Van Kampen Equity and Income Fund............................      1.20%
AZL Van Kampen Global Franchise Fund.............................      1.39%**
AZL Van Kampen Global Real Estate Fund...........................      1.35%
AZL Van Kampen Growth and Income Fund............................      1.20%
AZL Van Kampen Mid Cap Growth Fund...............................      1.30%
AZL Van Kampen Strategic Growth Fund.............................      1.20%

* Effective from Fund inception through April 30, 2008
** Effective January 1, 2006, through April 30, 2008


                                      ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

                                      By: /s/ Jeffrey Kletti

                                      Name: Jeffrey Kletti

                                      Title:  President


                                      ALLIANZ LIFE ADVISERS, LLC

                                      By: /s/ Brian Muench

                                      Name: Brian Muench

                                      Title: Vice President